Exhibit 10.3

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”), is made and entered into as of January 5, 2022, by and among U.S. Energy Corp., a Wyoming corporation (the “Company”); Lubbock Energy Partners LLC, a Texas limited liability company (“Lubbock”); Synergy Offshore LLC, a Texas limited liability company (“Synergy”); and Banner Oil & Gas, LLC, a Delaware limited liability company (“Banner”), Woodford Petroleum, LLC, a Delaware limited liability company (“Woodford”), and Llano Energy LLC, a Delaware limited liability company (“Llano”, and together with Banner and Woodford, collectively, the “Sage Road Entities”), each a “Party” and collectively, the “Parties”. Lubbock, Synergy and the Sage Road Entities are each referred to as a “Seller Party” and collectively referred to as the “Seller Parties”.

A. Concurrent with the execution and delivery of this Agreement, each of Lubbock, Synergy and the Sage Road Entities have entered into a separate Purchase and Sale Agreement with the Company (collectively the “Purchase and Sale Agreements”), pursuant to which such Seller Party(ies) will sell upon the closing thereof certain of their assets in exchange for shares of the Company’s common stock (“Issued Stock”) representing over 80% of the voting shares and over 80% of each class of non-voting shares (if any) of the Company as of the issuance thereof (capitalized terms used, but not defined, herein have the meanings provided in the Purchase and Sale Agreements).

B. The Seller Parties and the Company desire to enter into this Agreement to confirm their intent that all three (3) Purchase and Sale Agreements be deemed one transaction, constituting one exchange as described in Section 351 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

The Parties agree as follows:

1. Section 351 Transaction.

2. The Purchase and Sale Agreements, while individual in nature, were negotiated by each of the Seller Parties collectively with the Company, and are intended to be part of one singular transaction.

3. The Closing under each of the Purchase and Sale Agreements is conditioned on the consummation of the Closing under each of the other Purchase and Sale Agreements.

4. Following the Closings, the Seller Parties will control, within the meaning of Section 368(c) of the Code, the Company, with the assets to be acquired by the Company pursuant to the Purchase and Sale Agreements collectively constituting the “Contributed Assets”.

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5. The intent of the Parties is for the Purchase and Sale Agreements, and the transactions contemplated thereby (collectively, the “Transaction”), to provide for a tax-free exchange between the Seller Parties and the Company as described in, and in accordance with, Section 351 of the Code (a “Section 351 Exchange”), and the Parties shall report consistently therewith. The Parties represent and warrant to one another that they are not aware of any facts or circumstances pursuant to which the Transaction would not constitute a Section 351 Exchange. Without limiting the foregoing, (a) the Company represents and warrants to each Seller Party that (i) immediately after the conveyance of the Contributed Assets to the Company by the Seller Parties in exchange for the consideration set forth in the Purchase and Sale Agreements, the Seller Parties will be in control, within the meaning of Section 368(c) of the Code, of the Company, (ii) the Company has no prearranged plan to transfer or otherwise dispose of the Contributed Assets after its acquisition of the Contributed Assets pursuant to the Purchase and Sale Agreements, and (iii) the Company is not an entity described in Treasury Regulation Section 1.351-1(c)(1)(ii), and (b) each Seller Party represents and warrants to each other Seller Party and the Company that (i) such Seller Party has no prearranged plan to transfer or otherwise dispose of shares of stock in the Company received by such Seller Party pursuant to the applicable Purchase and Sale Agreement, (ii) no Seller Party intends to contribute services or any of the other enumerated items under Section 351(d) of the Code that do not constitute “property” in exchange for the Issued Stock, (iii) each Seller Party is solvent and able to pay its respective debts as they come due and will continue to be able to do so after the completion of the Transaction.

6. None of the Parties shall take any position, publicly, or internally, nor with the Internal Revenue Service, contrary to the terms of this Agreement, including any position that the Transaction does not constitute a Section 351 Exchange.

7. Termination. This Agreement shall terminate and be of no further effect if any of the Purchase and Sale Agreements is terminated prior to the Closing thereunder.

8. Miscellaneous.

8.1. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, heirs and permitted assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

8.2. Enforceability. This Agreement may only be enforced by the Parties hereto, and nothing set forth in this Agreement shall be construed to confer upon or give to any other person, other than the Parties hereto and their respective successors, heirs and permitted assigns, any rights to enforce the undertakings set forth herein.

8.3. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the internal Laws of the State of Texas, without regard to any choice-of-law or conflicts-of-law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Texas.

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(b) Each of the Parties hereby irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction and venue of any federal court or state court sitting in Houston, Texas) (“Texas Courts”), and any appellate court from any decision thereof, in any action arising out of or relating to this Agreement, including the negotiation, execution or performance of this Agreement and agrees that all claims in respect of any such action shall be heard and determined in the Texas Courts, (ii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement in the Texas Courts, including any objection based on its place of incorporation or domicile, (iii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action in any such court and (iv) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY BE BASED UPON, ARISE OUT OF OR RELATED TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY FOR ANY DISPUTE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH, TERMINATION OR VALIDITY HEREOF OR ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (I) NEITHER THE OTHER PARTIES NOR THEIR RESPECTIVE REPRESENTATIVES, AGENTS OR ATTORNEYS HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 4.3(c). ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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8.4. Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

8.5. Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

8.6. Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by each of the Parties hereto.

8.7. Specific Performance. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in Texas, this being in addition to any other remedy at law or in equity, and the Parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. The Parties agree that they shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law.

8.8. Severability. If any provision of this or the application of any such provision to any Party or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof or the application of such provision to any other Parties or circumstances.

8.9. Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

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8.10. Entire Agreement. This Agreement, the Purchase and Sale Agreements, the Confidentiality Agreement, and (when executed) the other Transaction Documents contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof, and all prior and contemporaneous negotiations, understandings, and agreements between the Parties on the matters contained herein and therein are expressly merged into and superseded by this Agreement, the Purchase and Sale Agreements, the Confidentiality Agreement, and (when executed) the other Transaction Documents. The provisions of this Agreement, the Purchase and Sale Agreements, the Confidentiality Agreement, and (when executed) the other Transaction Documents may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. No Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements relating to such subject matter except as specifically set forth in this Agreement, the Purchase and Sale Agreements, the Confidentiality Agreement, and (when executed) the other Transaction Documents.

[Remainder of page left intentionally blank. Signature pages follow.]

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IN WITNESS WHEREOF, the Parties have executed this Contribution Agreement as of the date first written above.

U.S. Energy Corp.

By:	/s/ Ryan Smith
Name:	Ryan Smith
Title:	CEO

Lubbock Energy Partners LLC

By:	/s/ John Weinzierl
Name:	John Weinzierl
Title:	CEO

Synergy Offshore LLC

By:	/s/ Duane King
Name:	Duane King
Title:	Chief Executive Officer

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Banner Oil & Gas, LLC

By:	/s/ Joshua L. Batchelor
Name:	Joshua L. Batchelor
Title:	Manager

Woodford Petroleum, LLC

By:	/s/ Joshua L. Batchelor
Name:	Joshua L. Batchelor
Title:	Manager

Llano Energy LLC

By:	/s/ Joshua L. Batchelor
Name:	Joshua L. Batchelor
Title:	Manager

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